UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

64 Knightsbridge, London England SW1X 7JF, UK
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 44-207-590-9630

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2008, we amended a securities purchase agreement and certain related transaction documents dated June 24, 2008 (collectively, the “Original Transaction Documents”) between us and Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Investor”).

The Original Transaction Documents were disclosed in our current reports on Form 8-K, as amended, filed with the Securities and Exchange Commission on June 30, 2008 and July 8, 2008, respectively. The amendment and certain related transaction documents (collectively, the “Amended Transaction Documents”) are dated October 31, 2008 and were executed and delivered to us by the Investor on November 11, 2008. Capitalized terms used but not defined in this report shall have the meanings set forth in the Amended Transaction Documents.

The material terms of the Amended Transaction Documents are as follows:

1.

Under the Amended Transaction Documents, we sold to the Investor $3,500,000 of secured convertible redeemable debentures consisting of (i) a debenture originally sold to the Investor under the Original Transaction Documents in the principal amount of $2,500,000 (the “Original Debenture”), which was amended and extended such that the debenture was separated into two debentures, each of which are for a total principal amount of $1,250,000 (the “Amended Debentures”); and (ii) a new debenture in the total principal amount of $1,000,000 (the “New Debenture” and together with the Amended Debentures, the “Debentures”).

2.

The Amended Debentures mature on April 30, 2009 and bear an annual interest rate of 10% compounded monthly until the unpaid principal is paid. The Investor is entitled, at its option, to convert and sell the principal amount of the Amended Debenture plus accrued interest into shares of our common stock at the price per share equal to the lesser of (i) 100% of the volume weighted average price as quoted by Bloomberg L.P. on October 31, 2008, or (ii) 80% of the lowest daily closing volume weighted average price as quoted by Bloomberg L.P. during the 5 trading days immediately preceding the date of conversion. In no event will the Investor be entitled to convert the Amended Debentures for a number of shares of our common stock in excess of that number of shares of our common stock, upon giving effect to such conversion, would cause the aggregate number of shares of our common stock beneficially owned by the Investor and its affiliates to exceed 9.99% of the outstanding shares of our common stock following such conversion without our approval. We may redeem the Amended Debentures provided that our common stock is trading below 100% of the volume weighted average price as quoted by Bloomberg L.P. on October 31, 2008 at the time we give the Investor the redemption notice, by paying the unpaid principal and interest accrued to such date and a prepayment premium of 15% redemption premium on the amount redeemed. We must redeem the entire principal amount outstanding on only one of the Amended Debentures on April 30, 2009 at a 15% redemption premium; there is no mandatory redemption requirement for the other Amended Debenture.

3.

The New Debenture matures on October 31, 2010 and bears an annual interest rate of 10% compounded monthly until the unpaid principal is paid. An event of default occurs if (i) we fail to pay amounts due under the New Debenture, (ii) our transfer agent fails to issue freely tradeable common stock to the Investor within 3 days of our receiving a notice of conversion or exercise after our registration statement is declared effective, (iii) we fail to comply with any of our other agreements in the New Debenture for 5 business days after receiving notice to comply, (iv) we enter into bankruptcy or become insolvent, or (v) we breach any of covenants under the securities purchase agreement and do not cure within 5 business days of receiving a written notice of the breach. Upon an event of default, the Investor may accelerate full repayment of the New Debenture outstanding and accrued interest thereon. Also, the Investor is entitled, at its option, to convert and sell the principal amount of the New Debenture plus accrued interest into shares of our common stock at the price per share equal to the lesser of (i) 100% of the volume weighted average price as quoted by Bloomberg L.P. on October 31, 2008, or (ii) 80% of the lowest daily closing volume weighted average price as quoted by Bloomberg L.P. during the 5 trading days immediately preceding the date of conversion. However, if we issue or sell shares of our common stock without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance, the conversion price will be reset to 85% of such sales price if the reset price is lower than the conversion price. In no event will the Investor be entitled to convert the New Debenture for a number of shares of our common stock in excess of that number of shares of our common stock, upon giving effect to such conversion, would cause the aggregate number of shares of our common stock beneficially owned by the Investor and its affiliates to exceed 9.99% of the outstanding shares of our common stock following such conversion without our approval. We may redeem the New Debenture provided that our common stock is trading below 100% of the volume weighted average price as quoted by Bloomberg L.P. on October 31, 2008 at the time we give the Investor the redemption notice, by paying the unpaid principal and interest accrued to such date and a prepayment premium of 15% redemption premium on the amount redeemed. We must begin redeeming the New Debenture monthly beginning on January 31, 2009 by making equal payments of principal over the term of the New Debenture plus any outstanding interest payments and at a 15% redemption premium on the principal redeemed each month. So long as any of the principal of or interest on the New Debenture remains unpaid, we may not, without the prior consent of the Investor, (i) issue or sell shares of our common stock without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance, (ii) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire our common stock without consideration or for a consideration less than our common stock’s bid price value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of our or our subsidiary’s assets, (iv) permit any of our subsidiaries to enter into any security instrument granting the holder a security interest in any assets of such subsidiary, (v) file any registration statement on Form S-8, or (vi) incur any additional debt or permit any of our subsidiaries to incur any additional debt without the Investor’s prior written consent.

4.

Our use of the $1,000,000 received pursuant to the New Debenture will require the prior written approval of the Investor. Upon the disbursement of the $1,000,000 relating to the purchase of the New Debenture, we paid to the Investor one interest payment due on each of the three Debentures, which was paid directly from the proceeds of the closing.

5.

We agreed to enter into a “lock box” agreement covering revenue generated by us which shall be executed prior to November 21, 2008. As of the date of this current report, we are currently negotiating the terms of this agreement with the Investor.

6.

The original warrant issued by us to the Investor was amended and replaced such that it is exercisable for a total of 2,000,000 shares of common stock at an exercise price of $0.001 per share. Also, the Company agreed to register the shares of common stock into which the warrant is exercisable within thirty days of October 31, 2008, subject to compliance with Rule 415 as promulgated under the Securities Act of 1933, as amended, or any Rule 415 comments or restrictions placed by the Securities and Exchange Commission on the registration statement for the shares underlying the warrant.

7.

We agreed to issue to the Investor 2,500,000 shares of common stock. Also, we agreed to register such shares of common stock within thirty days of October 31, 2008, subject to compliance with Rule 415 as promulgated under the Securities Act of 1933, as amended, or any Rule 415 comments or restrictions placed by the Securities and Exchange Commission on the registration statement for such shares.

8.

We entered into a Pledge and Escrow Agreement with the Investor and James G. Dodrill II, P.A. as escrow agent, whereby we agreed to issue to the Investor an additional 15,000,000 shares of common stock (the “Pledged Shares”), which shall serve as additional Pledged Property as defined in the Security Agreement, as amended, between us and the Investor. The Pledged Shares will be held by the escrow agent until the full payment of all amounts due to the Investor under the Debentures or the termination or expiration of the Pledge and Escrow Agreement. Upon the occurrence of an event of default under the Debentures, the Investor will be entitled to receive physical delivery of the Pledged Shares, vote the Pledged Shares, to receive dividends and other distributions thereon, to sell the Pledged Shares, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares. Upon full payment of all amounts due to the Investor under the Debentures, the Pledge Agreement and the Investor’s security interest and rights in and to the Pledged Shares will terminate.

9.	We gave the Investor the first right of refusal to provide additional funding to us.

10.

We agreed to enter into an exclusive investment banking agreement with Trafalgar Capital Advisors, an affiliate of the Investor, within ten business days of October 31, 2008. As of the date of this current report, we are currently negotiating the terms of this agreement with Trafalgar Capital Advisors.

11.	We agreed to pay a legal and documentation review fee to James G. Dodrill II, P.A. of $7,500, which was paid directly from the proceeds of the closing.

12.	We entered into a side letter agreement whereby we agreed to redeem all of the Debentures if we receive $3.5 million in additional funding from another capital source.

13.	We also entered into irrevocable transfer agent instructions with our transfer agent.

14.	All other terms of the Original Transaction Documents remain unchanged.

Other than as disclosed herein, there are no material relationships between us, the Investor or our respective affiliates.

The foregoing summary of the Amended Transaction Documents does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as exhibits to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure under Item 1.01, which is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On November 11, 2008, pursuant to the Amended Transaction Documents, we issued to the Investor (i) an aggregate of 17,500,000 shares of our common stock (including the 15,000,000 Pledged Shares), (ii) secured convertible redeemable debentures in the aggregate principal amount of $3,500,000 (consisting of the Amended Debentures and the New Debenture), and (iii) a replacement warrant to purchase 2,000,000 shares of our common stock.

Please see the disclosure under Item 1.01, which is incorporated by reference into this Item 3.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number	Description

10.1	Amendment to June 24, 2008 Financing Documents between Fox Petroleum Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg
10.2	Amended Debenture No. 1 - $1.25 million principal amount
10.3	Amended Debenture No. 2 - $1.25 million principal amount
10.4	New Debenture - $1 million principal amount
10.5	Replacement Warrant
10.6	Amended Security Agreement
10.7	Pledge and Escrow Agreement
10.8	Side Letter Agreement
10.9	Irrevocable Transfer Agent Instructions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

/s/ Alexander Craven
   Alexander Craven
   Vice President, Finance

   November 21, 2008